Exhibit (a)(3)

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

TRUST INSTRUMENT

SCHEDULE A

CLASS I

Mid Cap Growth Portfolio

Mid Cap Intrinsic Value Portfolio

Short Duration Bond Portfolio

Sustainable Equity Portfolio

CLASS S

Mid Cap Growth Portfolio

Mid Cap Intrinsic Value Portfolio

Real Estate Portfolio

Short Duration Bond Portfolio

Sustainable Equity Portfolio

Dated: April 26, 2024